Exhibit 10.1

AMENDMENT NO. 3 TO 2001 WARRANT

THIS AMENDMENT NO. 3 TO 2001 WARRANT (this “Amendment”) is made as of February 10, 2010 by and between Sequoia Enterprises, L.P., a California limited partnership (“Sequoia”), and Diedrich Coffee, Inc., a Delaware corporation (the “Company”).

Reference is made to that certain Warrant to purchase 250,000 shares of Company common stock issued by the Company to Sequoia on May 8, 2001, as amended on August 26, 2008 and November 10, 2008 (the “Warrant”). Capitalized terms but not defined herein have the respective meanings ascribed to them in the Warrant.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sequoia and the Company agree as follows:

1. Amendment of Automatic Conversion Feature of Warrant.

(a) Section 2.5 of the Warrant is hereby amended and restated in its entirety as follows:

“2.5 Acquisition; Asset Transfer. To the extent possible, the Company shall provide the Holder with no less than seven (7) days prior written notice of an Acquisition or an Asset Transfer.”

(b) The first sentence of Section 3.1 of the Warrant is hereby amended and restated in its entirety as follows:

“This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, if the Holder elects to exercise this Warrant in connection with an Acquisition or an Asset Transfer, the shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares immediately prior to consummation of the Acquisition or Asset Transfer, as applicable.”

2. No Waiver or Further Amendment. Other than as specifically and expressly set forth above, nothing herein shall be construed as a waiver or amendment of any of the terms or conditions of the Warrant. This Amendment may not be amended except by an instrument in writing duly signed on behalf of Sequoia and the Company.

3. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to its conflicts of law principles.

4. Counterparts. This Amendment may be executed by facsimile or similar electronic transmission in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, Sequoia and the Company has duly executed this Amendment as of the date first above written.

SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul Heeschen
Name:	Paul Heeschen
Title:	General Partner

DIEDRICH COFFEE, INC.

By:	/s/ Sean M. McCarthy
Name:	Sean M. McCarthy
Title:	Chief Financial Officer

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